                                                               EXHIBIT 10.11


                         SECURITIES PURCHASE AGREEMENT


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE IS NOT TRANSFERRABLE WITHOUT COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH LAWS, UNLESS AN EXEMPTION OR EXCLUSION FROM REGISTRATION IS AVAILABLE. THIS NOTE IS SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS AND VOTING AGREEMENT, DATED MAY 1, 1997, BY AND AMONG THE COMPANY AND THE STOCKHOLDERS THAT ARE SIGNATORIES THERETO (THE "STOCKHOLDERS AGREEMENT"). THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS AGREEMENT. NO TRANSFER OF THIS NOTE WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN SATISFIED.

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATES AS OF MAY 1, 1997, IN FAVOR OF THE CIT GROUP/EQUIPMENT FINANCING, INC., AS LENDER, WHICH AGREEMENT IS INCORPORATED HEREIN BY REFERENCE.

THIS AGREEMENT IS ALSO SUBJECT TO THE TERMS OF ONE OR MORE SUBORDINATION AGREEMENTS TO BE ENTERED INTO AFTER THE DATE HEREOF IN FAVOR OF ONE OR MORE LENDERS. COPIES OF SUCH SUBORDINATION AGREEMENTS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.


                               SUBORDINATED NOTE

Date of Original Issuance:  May 1, 1997                         $____________

         FOR VALUE RECEIVED, Bayard Drilling Technologies, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of ___________________________, a ______________ (the "Holder"), or permitted assigns, the principal amount of __________ Dollars ( $__________) on May 1, 2003, subject to earlier redemption or conversion as provided herein (the "Maturity Date"), together with interest thereon calculated from the date hereof in accordance with the provisions of this Note. This Note is one of a series of Notes (collectively, the "Notes") issued by the Company on the date hereof or that may be issued pursuant to Section 1 hereof.

         Section 1. Payment of Interest. This Note shall bear interest on the unpaid principal amount of the Note outstanding from time to time, from and including the date hereof. Interest shall be payable quarterly on each May 1, August 1, November 1 and February 1 during the term hereof

(each, a "Payment Date"), commencing on August 1, 1997, and ending on the date the Note is paid in full. On each quarterly Payment Date the Company may elect, in respect of all outstanding Notes, (i) to pay, in cash, the interest accrued during such previous quarterly period at 11.00% per annum (the "Cash Rate") or (ii) to issue one or more additional Notes of this series (a "PIK Note") to the Holder hereof in an aggregate principal amount equal to the interest accrued on this Note during such previous quarterly period at 12.875% per annum (the "PIK Rate"). Interest will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. Interest will accrue on any principal payment due under this Note, and, unless prohibited under applicable law, on any interest which has not been paid on the date on which it is payable (other than in connection with an election by the Company to issue a PIK Note), until such time as payment therefor is actually delivered to the Holder of this Note. Any accrued interest which for any reason has not theretofore been paid will be paid in full on the Maturity Date.

         Section 2.       Redemption and Conversion.

         2.1 Optional Redemption by the Company. (a) The Notes may be redeemed, in cash, at the option of the Company, in whole at any time or in part from time to time, on a pro rata basis, at the following redemption prices (expressed as a percentage of the principal amount thereof redeemed, plus accrued and unpaid interest thereon to the date fixed by the Company for redemption):

   Year Ended May 31,                      Price
   ------------------                      -----
         1998                              110%
         1999                              108%
         2000                              106%
         2001                              104%
         2002                              102%
         2003                              100%

         (b) The Notes may be redeemed, in cash, at the option of the Company, in whole at any time or in part from time to time, on a pro rata basis, at a redemption price equal to 100% of the principal amount thereof redeemed, plus accrued and unpaid interest thereon to the date fixed by the Company for redemption, with the proceeds of one or more Qualified Public Equity Offerings (as defined hereafter) or a debt issuance occurring in conjunction with any Qualified Public Equity Offering.

         2.2 Offer to Redeem on Change of Control. The Company shall offer to redeem the Notes, in cash, at any time there has occurred a Change of Control (as defined hereafter), on a pro rata basis, at a redemption price equal to 100% of the principal amount thereof redeemed, plus





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


accrued and unpaid interest thereon to the date fixed by the Company for such redemption. The Company shall make such offer to redeem the Notes within ten days following the occurrence of the Change of Control by sending a notice to each holder describing the transaction or transactions that constitute the Change of Control and stating that if any Note is tendered for redemption it shall be accepted for payment on the redemption date specified in such Notice, which redemption date shall not be earlier than 10 days nor later than 20 days following the date of such notice.

         2.3 Conversion. The Notes may be converted in whole or in part, at the option of the Company, on a pro rata basis, in conjunction with any Convertible Event into fully paid and nonassessable shares of common stock, par value $0.01 per share (the "Common Stock") of the Company, as said shares shall be constituted at the date of conversion. This Note or the portion hereof to be converted hereunder shall be convertible into the number of shares of Common Stock determined by dividing the Conversion Value (as defined hereafter) by the Share Value (as defined hereafter) on the date of conversion.

         2.4 Procedure for Redemption or Conversion. The Company will send written notice of its election to redeem or convert or its offer to redeem this Note, as the case may be, to the Holder of this Note by registered or certified mail, return receipt requested, at least ten days prior to the date of redemption. On or before the date of redemption or conversion, as the case may be, the Company will deliver to the Holder of this Note, upon surrender of this Note the full amount of the redemption price (including accrued interest to the date of redemption, if any) or shares of Common Stock issuable upon conversion, as the case may be. If less than the entire principal amount of this Note is to be redeemed or converted, in addition to delivering the redemption price or shares of Common Stock issuable upon conversion, as the case may be, the Company shall also deliver, upon surrender of this Note, a new Note in principal amount equal to the unredeemed or unconverted portion of this Note, which shall be issued in the name of the Holder upon cancellation of the original Note. On and after any redemption date or conversion date, unless the Company defaults in the payment of the redemption price or the delivery of shares of Common Stock issuable upon conversion, as the case may be, interest shall cease to accrue on this Note or the portion hereof actually redeemed or converted. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon conversion of this Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion, the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to that fraction of the closing price of the Common Stock on the principal national securities exchange or quotation system on which the Common Stock is then traded or quoted as of the Trading Day (as defined hereafter) immediately preceding the date of conversion.

         Section 3.       Subordination.

         3.1 Subordination of Notes. The Company hereby agrees and the holders of Notes, by their acceptance thereof, likewise agree, that, to the extent and in the manner set forth in this Section





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3, the payment of the principal of and interest on the Notes is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt.

         3.2 Payment Over of Proceeds Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization, debt restructuring or other similar case or proceeding in connection with any insolvency or bankruptcy proceeding, relative to the Company or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt shall be entitled to receive payment in full of principal of and interest and premium, if any, on such Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the holders of Notes are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or interest on the Notes or on account of the purchase or other acquisition of Notes by the Company and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes in such Proceeding.

         In the event that, notwithstanding the provisions of this Section 3.2, the holders of Notes shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, after the commencement of a Proceeding and before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, then and in such event such payment or distribution shall be paid over or delivered forthwith by the holders to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         3.3 Suspension of Payment When Senior Debt in Default. (a) In the event and during the continuation of any default in the payment of principal of, premium, if any, or interest on any Senior Debt, or in the event that any event of default (other than a payment default) with respect to any Senior Debt shall have occurred and be continuing and such event of default shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or
(b) in the event any judicial proceeding shall be pending with respect to any such default in





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payment or such event of default, then no payment or distribution of any kind or character, whether in cash, properties or securities shall be made by the Company on account of the principal of or interest on the Notes or on account of the purchase or other acquisition of any Notes by the Company; provided, however, that interest on the Notes may continue to accrue and be paid at the PIK Rate in PIK Notes. In the event that, notwithstanding the foregoing, the Company shall make any payment to the holders of Notes prohibited by this
Section 3.2, then in such event such payment shall be paid over and delivered by each holder forthwith to the holders of Senior Debt.

         3.4 Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, holders of Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Section 3 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Notes are subordinated to the Senior Debt and are entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full. For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of Notes would be entitled except for the provisions of this Section 3, and no payments over pursuant to the provisions of this Section 3 to the holders of Senior Debt by the holders of Notes, shall, as among the Company, its creditors other than holders of Senior Debt, and the holders of Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

         3.5 Provisions Solely to Define Relative Rights. The provisions of this Section 3 are and are intended solely for the purpose of defining the relative rights of the holders of Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Section 3 or elsewhere in the Notes is intended to or shall (a) impair, as between the Company and the holders of Notes, the obligations of the Company, which are absolute and unconditional, to pay to the holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the holders of the Notes and creditors of the Company other than in relation to the holders of Senior Debt; or (c) prevent the holder of Notes from exercising all remedies otherwise permitted by applicable law.

         3.6 No Waiver of Subordination. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of the





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Notes, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

         Section 4. Events of Default. For purposes of the Notes, an Event of Default shall be deemed to have occurred if:

                 (a) the Company fails to pay within five business days after any date on which interest is due (other than in connection with an election by the Company to issue PIK Notes), the full amount of interest then accrued on the Notes;

                 (b) the Company fails to pay when due the full amount of any principal payment on the Notes;

                 (c) the Company breaches or otherwise fails to perform or observe the covenants in Sections 5.4 and 5.5 of the Securities Purchase Agreement, dated as of April 30, 1997, by and among the Company, Energy Spectrum Partners LP and Chesapeake Energy Corporation, and such breach or failure to perform or observe a covenant is not cured within 15 days after the receipt of notice thereof delivered to the Company by any holder of the Notes;

                 (d) the Company makes an assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code and the Company consents to the order or the order is not dismissed within 30 days after it is entered; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and (i) the Company does not contest the petition, application or proceeding, or (ii) such petition, application or proceeding is not dismissed or withdrawn within 30 days after it is filed or commenced; or

                 (e) the Company defaults on any Senior Debt, and such default shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable.

         Section 5. Consequences of Events of Default. (a) If any Event of Default of the type described in Section 4.1(d) occurs, the outstanding principal amount of the Notes (plus all accrued interest thereon) will automatically accelerate and become immediately due and payable without any notice to or action by any holder of the Notes.





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



                 (b) If any other Event of Default has occurred and is continuing, any holder of at least $2,000,000 aggregate principal amount of the Notes may demand immediate payment of all or any portion of the outstanding principal amount of the Notes. If such holder demands immediate payment of all or any portion of the Notes, the Company will promptly (but in any event within two business days after receipt of such demand) deliver a notice to each other holder of the Notes, advising such holders of the fact of any such demand.

                 (c) The Company shall notify the holders of the Notes of the occurrence of any Event of Default within ten days after such Event of Default.

                 (d) The holders of the Notes shall also have any other rights which such holders may have pursuant to applicable law.

         Section 6.       Definitions.  For purposes of this Note:

         "Change of Control" means the date on which any person beneficially owns (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) 50% or more of the Common Stock outstanding at such date.

         "Conversion Value" means an amount equal to 110% of sum of (x) the principal amount of Notes being converted plus (y) accrued and unpaid interest thereon to the date fixed by the Company for such conversion.

         "Convertible Event" means either an (i) an underwritten public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of net proceeds to the Company, after deducting underwriting discounts and commission and other expenses or (ii) a merger, consolidation or other business combination transaction that results in any equity securities of the Company being registered under Section 12 of the Securities Exchange Act of 1934, as amended, if, in either case, (A) the price per share to the public in any such offering is equal to or greater than the Target Price at such date or (B) for each day in any Trading Range Period following such event, the market price per share of Common Stock on the principal national securities exchange or quotation system on which the Common Stock is then traded or quoted is at or above the Target Price.

         "Qualified Public Equity Offering" means (i) an underwritten public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of net proceeds to the Company, after deducting underwriting discounts and commission and other expenses or (ii) a merger, consolidation or other business combination transaction that results in any equity securities of the Company being registered under Section 12 of the Securities Exchange Act of 1934, as amended.





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


         "Senior Debt" means the principal of (and premium if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not such claim for post-petition interest is allowed in such Proceeding) on, and other obligations with respect of, the following, whether incurred on or prior to the date of the Notes: (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or service (but excluding trade payables or accrued liabilities arising in the ordinary course of business); (v) and every obligation of the type referred to in clauses (i) through (iv) of another person the payment of which the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided, that, Senior Debt shall not be deemed to include (a) any indebtedness or obligation of the Company which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company, (b) any indebtedness or obligation of the Company to any of its subsidiaries or employees, (c) any liability for taxes, (d) any indebtedness or other monetary obligations to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of goods, materials or services, (e) every obligation of the type referred to in clauses
(i) through (v), if the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such obligation is not superior in right of payment to the Notes or to other obligations which are pari passu with, or subordinated to, the Notes and (f) the Notes.

         "Share Value" at any date means (i) if conversion occurs at the time of any Qualified Public Equity Offering, the price per share to the public in any such offering or (ii) if conversion occurs as a result of the Company equaling or exceeding the Target Price for any Trading Range Period following a Qualified Public Equity Offering, the average market price per share of Common Stock on the principal national securities exchange or quotation system on which the Common Stock is then traded or quoted during such Trading Range Period .

         "Target Price" means: if prior to May 31, 1999, $25.00; if on or after May 31, 1999 and prior to May 31, 2000, $30.00; if on or after May 31, 2000 and prior to May 31, 2001, $35.00; if on or after May 31, 2001, $40.00.

         "Trading Date" means any day that the principal national securities exchange or quotation system on which the Common Stock is then traded or quoted is open for trading.

         "Trading Range Period" means any period of twenty consecutive Trading Dates.





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


         Section 7. Payments. If any payment of principal or interest on this Note becomes due on a Saturday, Sunday or a bank or legal holiday under the laws of the State of Delaware, such payment will be made on the next succeeding business day and such extension of time will in such case be included in computing interest in connection with such payment. Any payment to be made hereunder will be made at the direction of the Holder hereof by check or draft payable to or upon the order of the Holder or by wire transfer of immediately available federal funds to an account designated by the Holder.

         Section 8. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Notes may not be amended and the Company may not take any action herein prohibited, without the prior written consent of the holders of the Notes.

         Section 9. Place of Payment and Notices. Payments of principal and interest, and notices hereunder, are to be delivered to the Holder at the following address:

                 __________________________________
                 __________________________________
                 __________________________________
                 Attention: _______________________

         Section 10. Usury Laws. It is the intention of the Company and the holders of the Notes to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under the Notes will be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under the Notes will under no circumstances exceed the maximum legal rate upon the unpaid principal balance of the Notes remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it will be deemed a mistake and such excess will be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of the Notes, or if the Notes have been repaid, then such excess will be rebated to the Company.

         Section 11. Severability; Waiver of Notice. Whenever possible, each provision of the Notes will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Notes is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of the Notes. To the extent permitted by law, the Company hereby waives presentment, demand, notice of protest and all other demands and notices, in connection with the delivery, acceptance, performance, default or enforcement of the Notes.





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


         Section 12. Governing Law. The Notes are being delivered and are intended to be performed in the State of Delaware and will be construed and enforced in accordance with the laws of such State.

                                       BAYARD DRILLING TECHNOLOGIES, INC.



                                       By:
                                          ------------------------------------
                                             James E. Brown
                                             President





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